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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

The corporations listed below are subsidiaries of Registrant, and all are included in the consolidated financial statements of Registrant as subsidiaries (unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary):

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                                                         Jurisdiction
                                                           in which
             Name                                         organized
           --------                                      ------------
Payless ShoeSource Finance, Inc.                            Nevada

Payless ShoeSource, Inc.                                    Missouri

Payless ShoeSource Distribution, Inc.                       Kansas

Payless ShoeSource Merchandising, Inc.                      Kansas

Payless ShoeSource Worldwide, Inc.                          Kansas

PSS Canada, Inc.                                            Kansas

Payless ShoeSource Canada Inc.                              Canada

Payless ShoeSource (BVI) Holdings, Ltd.                     British Virgin Islands

Dyelights, Inc.                                             Delaware

Shoe Sourcing, Inc.                                         Kansas

Payless CA Management Ltd.                                  British Virgin Islands

PSS Holdings                                                Cayman Islands

PSS Latin America Holdings                                  Cayman Islands

Payless ShoeSource Gold Value, Inc.                         Kansas

Payless ShoeSource International Limited                    Hong Kong

Dynamic Assets Limited                                      Hong Kong

PSS Labor Leasing, Inc.                                     Kansas

Payless ShoeSource Andean Holdings                          Cayman Islands

PSS Canada Finance, LP                                      Canada
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